Exhibit 99.1

Summit Hotel Properties Reports Third Quarter 2014 Results

15.1 percent Pro Forma RevPAR growth

$0.30 Adjusted FFO per share; 38.7 percent Adjusted EBITDA growth

AUSTIN, Texas--(BUSINESS WIRE)--November 3, 2014--Summit Hotel Properties, Inc. (NYSE:INN) (the “Company”) today announced results for the third quarter ended September 30, 2014.

“We are thrilled with our strong operating results and the continued outperformance by our portfolio in the third quarter, which exceeded expectations and industry benchmarks,” said Dan Hansen, Summit’s President and CEO. “The strength in both leisure and business segments augmented the relentless commitment of our asset management team. The positive demand trends in the industry, along with continued muted supply growth, benefited our hotels again this quarter with both increased occupancy and rate growth.”

Third Quarter 2014 Highlights

  Pro Forma RevPAR: Pro forma revenue per available room (“RevPAR”) in the third quarter of 2014 grew to $99.22, an increase of 15.1 percent over the same period in 2013. Pro forma average daily rate (“ADR”) grew to $124.99, an increase of 7.4 percent from 2013. Pro forma occupancy grew by 7.2 percent to 79.4 percent.
  Pro Forma Hotel EBITDA: Pro forma hotel EBITDA for the third quarter of 2014 was $41.6 million, an increase of 20.3 percent over the same period in 2013.
  Pro Forma Hotel EBITDA Margin: Pro forma hotel EBITDA margin in the third quarter of 2014 expanded by 163 basis points compared with the same period in 2013 to 37.1 percent. Pro forma hotel EBITDA margin is defined as pro forma hotel EBITDA as a percentage of pro forma total revenue.
  Same-Store RevPAR: Same-store RevPAR in the third quarter of 2014 grew to $89.67, an increase of 11.3 percent over the same period in 2013. Same-store ADR grew to $113.71, an increase of 6.7 percent from the third quarter of 2013. Same-store occupancy grew by 4.2 percent to 78.9 percent.
  Adjusted EBITDA: Adjusted EBITDA increased to $36.7 million in the third quarter of 2014 from $26.5 million in the same period in 2013, an increase of $10.3 million or 38.7 percent.
  Adjusted FFO: Adjusted FFO (“AFFO”) for the third quarter of 2014 increased 44.0 percent over the same period in 2013 to $25.7 million or $0.30 per diluted unit.
  Net Income: Net Income attributable to common stockholders in the third quarter of 2014 was $4.1 million, or $0.05 per diluted share, compared to a net loss attributable to common stockholders in the same period of 2013 of $4.8 million, or $0.07 per diluted share.
  Capital Investment: The Company invested $7.3 million in renovations during the third quarter of 2014 and added one additional guestroom to the portfolio through better utilization of existing space.
  Acquisitions: The Company acquired two hotels in the third quarter of 2014 comprising 399 guestrooms, for a total purchase price of $89.0 million.

The Company’s unaudited results for the three and nine months ended September 30, 2014 and 2013 included the following:

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	($ in thousands, except per unit and RevPAR data)
Total revenue	$109,256	$82,174	$304,325	$221,002

Net income (loss) attributable to common stockholders	$4,083	$(4,786)	$8,222	$(2,686)

EBITDA [1]	$32,012	$17,983	$89,811	$60,910
Adjusted EBITDA [1]	$36,733	$26,478	$99,560	$71,956

FFO [1]	$24,326	$17,277	$61,428	$43,990
Adjusted FFO [1]	$25,689	$17,840	$66,788	$47,270

FFO per diluted unit [1,2]	$0.28	$0.24	$0.71	$0.64
Adjusted FFO per diluted unit [1,2]	$0.30	$0.25	$0.77	$0.69

Pro Forma [3]
RevPAR	$99.22	$86.21	$95.41	$85.68
RevPAR growth	15.1%		11.4%

Hotel EBITDA	$41,627	$34,609	$115,694	$101,978
Hotel EBITDA margin	37.1%	35.5%	36.1%	35.4%
Hotel EBITDA margin growth	163 bps		69 bps

[1]

See tables later in this press release for a discussion and reconciliation to net income (loss) of non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations (“FFO”), FFO per diluted unit, adjusted FFO (“AFFO”), and AFFO per diluted unit, as well as a discussion of hotel EBITDA (hotel revenues less hotel operating expenses).

[2]

Based on 86,942,000 weighted average diluted units and 71,374,000 weighted average diluted units for the three months ended September 30, 2014 and 2013, respectively, and 86,755,000 weighted average diluted units and 68,870,000 weighted average diluted units for the nine months ended September 30, 2014 and 2013, respectively. In this press release, references to “diluted units” mean diluted shares of the Company’s common stock and common units of limited partnership interest in Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company. In general, common units held by limited partners other than the Company are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

[3]

Unless stated otherwise in this release, all pro forma information includes operating and financial results for 91 hotels owned as of September 30, 2014 as if each hotel had been owned by the Company since January 1, 2013. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2013 for periods prior to the Company’s ownership.

Year-to-Date Highlights

  Pro Forma RevPAR: Pro forma RevPAR in the first nine months of 2014 grew to $95.41, an increase of 11.4 percent over the same period in 2013. Pro forma ADR grew to $123.58, an increase of 6.2 percent from 2013. Pro forma occupancy grew by 4.8 percent to 77.2 percent.
  Pro Forma Hotel EBITDA: Pro forma hotel EBITDA for the first nine months of 2014 was $115.7 million, an increase of 13.5 percent over the same period in 2013.
  Pro Forma Hotel EBITDA Margin: Pro forma hotel EBITDA margin in the first nine months of 2014 expanded by 69 basis points compared with the same period in 2013 to 36.1 percent.
  Same-Store RevPAR: Same-store RevPAR in the first nine months of 2014 grew to $86.06, an increase of 9.5 percent over the same period in 2013. Same-store ADR grew to $111.94, an increase of 5.9 percent from the first nine months of 2013. Same-store occupancy grew by 3.4 percent to 76.9 percent.
  Adjusted EBITDA: Adjusted EBITDA increased to $99.6 million in the first nine months of 2014 from $72.0 million in the same period in 2013, an increase of $27.6 million or 38.4 percent.
  Adjusted FFO: AFFO for the first nine months of 2014 increased 41.3 percent to $66.8 million, or $0.77 per diluted unit.
  Net Income: Net Income attributable to common stockholders in the first nine months of 2014 was $8.2 million, or $0.10 per diluted share, compared to a net loss attributable to common stockholders in the same period of 2013 of $2.7 million, or $0.04 per diluted share.
  Capital Investment: The Company invested $30.1 million in renovations during the first nine months of 2014 and added an additional 15 guestrooms to its portfolio through better utilization of existing space.
  Acquisitions: The Company acquired six hotels in the first nine months of 2014 comprising 990 guestrooms, for a total purchase price of $214.7 million.

INN vs. Industry Results
	Third Quarter 2014			Year to Date as of 9/30/2014
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
INN Pro Forma (91)	7.2%	7.4%	15.1%	4.8%	6.2%	11.4%
INN Same-Store (66)	4.2%	6.7%	11.3%	3.4%	5.9%	9.5%
Overall US *	3.8%	5.2%	9.2%	3.5%	4.5%	8.2%
Upscale *	4.0%	5.6%	9.9%	3.3%	4.9%	8.4%
*Source: Smith Travel Research Quarterly Hotel Review, Volume 14, Issue Q3 and Monthly Hotel Review, Volume 14, Issue M9

Capital Investment

“During the third quarter, we acquired our second property in Houston and our first hotel in the vibrant capital of Texas and home to our corporate office, Austin,” Hansen said. “We have now closed on 49 acquisitions totaling $1.0 billion since our 2011 IPO. The transformation of our portfolio through premium acquisitions, calculated dispositions and accretive capital improvements has allowed us to increase our revenues, generate better margins and grow shareholder value.”

Acquisitions

During the third quarter of 2014, the Company acquired two hotels for a total purchase price of $89.0 million, the 190-guestroom Hilton Garden Inn located in Houston (Energy Corridor), Texas and the 209-guestroom Hampton Inn & Suites located in Austin, Texas.

Pro forma RevPAR among the 25 hotels acquired since January 2013 was $117.15 in the third quarter of 2014 compared to $89.67 for the 66 hotels classified as same-store during the period.

Renovation Capital

The Company invested $7.3 million in renovations in the third quarter of 2014. Among the properties renovated during the quarter, the scope of work ranged from common space improvements to complete guestroom renovations, including furniture, soft goods and guest bathrooms.

“We have invested over $30 million in capital improvements on our portfolio during the first nine months of 2014 and are thrilled with the strong outperformance we are seeing among our hotels,” commented Hansen. “Our premier asset management team was very pro-active early in the cycle recognizing opportunities to improve our portfolio and has done a terrific job of integrating acquisitions while identifying strategic opportunities for continued growth.”

Balance Sheet and Capital Activity

At September 30, 2014, the Company had the following:

  Total outstanding debt of $624.3 million, with a weighted average interest rate of 4.40 percent, and $34.8 million of cash and cash equivalents. The Company’s maximum borrowing capacity was $300.0 million under the senior unsecured credit facility, including both the revolver and term portions of the facility.
  $203.0 million outstanding on its senior unsecured credit facility, $13.8 million in standby letters of credit and $83.2 million available to borrow.
  Total net debt, which the Company defines as total outstanding debt less cash and cash equivalents, to trailing twelve month adjusted EBITDA was 4.9x.

As of October 31, 2014, the Company has $195.0 million outstanding on its senior unsecured credit facility, $13.8 million in standby letters of credit and $91.2 million available to borrow.

Dividends

On October 31, 2014, the Company declared a quarterly cash dividend of:

  $0.1175 per share on its common stock and per common unit of limited partnership interest in Summit Hotel OP, LP, the Company’s operating partnership.
  $0.578125 per share on its 9.25 percent Series A Cumulative Redeemable Preferred Stock.
  $0.4921875 per share on its 7.875 percent Series B Cumulative Redeemable Preferred Stock.
  $0.4453125 per share on its 7.125 percent Series C Cumulative Redeemable Preferred Stock.

The dividends are payable November 28, 2014 to holders of record as of November 14, 2014.

Subsequent Events

  On October 21, 2014, the Company sold the 126-guestroom Country Inn & Suites located in San Antonio, Texas for $7.9 million, which included 5.64 acres of vacant land owned by the Company. Proceeds were used to pay down the balance on the Company’s senior unsecured credit facility.

2014 Outlook

“We expect the strong industry fundamentals that we have seen in the first nine months of 2014 to continue through the remainder of the year and into 2015,” commented Hansen. “The continued growth in occupancy throughout our portfolio to this point in the cycle gives us confidence in an elongated cycle and our ability to drive rate growth. While we expect to see some disruption in the fourth quarter due to renovations, we have raised the low-end of our full year RevPAR guidance for both pro forma and same-store by 250 and 300 basis points, respectively. We have also raised the high-end of our guidance by 150 basis points for pro forma and 200 basis points for same-store RevPAR growth.”

The Company is providing guidance for the fourth quarter and full year 2014 based on 90 current hotels.¹ Except as described in footnote one below, the guidance assumes no additional hotels are acquired or sold and no additional issuances of equity securities.

FOURTH QUARTER 2014
($ in thousands, except RevPAR and per unit data)
	Low-end	High-end
Pro forma RevPAR (90) [1]	$84.50	$86.50
Pro forma RevPAR growth (90) [1]	5.0%	7.0%
RevPAR (same-store 65) [2]	$75.50	$77.50
RevPAR growth (same-store 65) [2]	6.5%	8.5%
Adjusted FFO	$13,900	$15,700
Adjusted FFO per diluted unit [3]	$0.16	$0.18
Renovation capital deployed	$7,000	$10,000

FULL YEAR 2014
($ in thousands, except RevPAR and per unit data)
	Low-end	High-end
Pro forma RevPAR (90) [1]	$92.00	$93.00
Pro forma RevPAR growth (90) [1]	9.0%	10.0%
RevPAR (same-store 65) [2]	$83.00	$84.00
RevPAR growth (same-store 65) [2]	8.5%	9.5%
Adjusted FFO	$80,700	$82,500
Adjusted FFO per diluted unit [3]	$0.93	$0.95
Renovation capital deployed	$37,000	$40,000

[1]

Pro forma information includes operating results for 90 hotels owned as of October 31, 2014 as if each hotel had been owned by the Company since January 1, 2013 which excludes the 126-guestroom Country Inn & Suites located in San Antonio that was sold on October 21, 2014. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

[2]

Same-store information includes operating results for 65 hotels owned by the Company as of January 1, 2013 and at all times during the three-month and twelve-month periods ended December 30, 2014 and 2013.

[3]	Assumes weighted average diluted units outstanding of 86,946,000 for fourth quarter of 2014 and 86,803,000 for the full year 2014.

Third Quarter 2014 Conference Call

The Company will conduct its quarterly conference call on Monday, November 3, 2014 at 10:00 a.m. ET. To participate in the conference call please dial 866-277-1184. The participant passcode for the call is 37506388. Additionally, a live webcast of the call will be available through the Company’s website, www.shpreit.com. A replay of the conference call will be available until 11:59 p.m. ET on Monday, November 10, 2014 by dialing 888-286-8010; participant passcode 39631313. A replay of the conference call will also be available on the Company’s website until February 3, 2015.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly-traded real estate investment trust focused primarily on acquiring and owning premium-branded, select-service hotels in the upscale and upper midscale segments of the lodging industry. As of October 31, 2014, the Company’s portfolio consisted of 90 hotels with a total of 11,463 guestrooms located in 21 states. Since its initial public offering in February 2011, the Company has acquired 49 hotel properties, totaling 6,938 guestrooms for a total purchase price of $1.0 billion.

For additional information, please visit the Company’s website, www.shpreit.com and follow the Company on Twitter at @SummitHotel_INN.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize embedded growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

SUMMIT HOTEL PROPERTIES, INC.
Consolidated Balance Sheets
September 30, 2014 and December 31, 2013
Amounts in thousands

	September 30,	December 31,
	2014	2013
ASSETS	(Unaudited)
Investment in hotel properties, net	$1,343,199	$1,149,967
Investment in hotel properties under development	186	-
Land held for development	13,748	13,748
Assets held for sale	7,860	12,224
Cash and cash equivalents	34,778	46,706
Restricted cash	35,306	38,498
Trade receivables	11,924	7,231
Prepaid expenses and other	6,172	8,876
Derivative financial instruments	218	253
Deferred charges, net	10,128	10,270
Deferred tax asset	119	49
Other assets	8,988	6,654
Total assets	$1,472,626	$1,294,476

LIABILITIES AND EQUITY
Liabilities:
Debt	$624,303	$435,589
Accounts payable	5,032	7,583
Accrued expenses	42,302	27,154
Derivative financial instruments	1,626	1,772
Total liabilities	673,263	472,098

Equity
Total stockholders' equity	791,768	809,840
Non-controlling interests in operating partnership	7,595	4,722
Non-controlling interests in joint venture	-	7,816
Total equity	799,363	822,378

Total liabilities and equity	$1,472,626	$1,294,476

SUMMIT HOTEL PROPERTIES, INC.
Consolidated Statements of Operations
Amounts in thousands
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Revenues:
Room revenue	$103,155	$78,010	$287,387	$209,774
Other hotel operations revenue	6,101	4,164	16,938	11,228
Total revenues	109,256	82,174	304,325	221,002

Expenses:
Hotel operating expenses:
Rooms	26,365	21,927	76,042	59,181
Other direct	15,376	11,072	40,610	28,335
Other indirect	26,451	20,784	78,068	56,714
Total hotel operating expenses	68,192	53,783	194,720	144,230
Depreciation and amortization	16,831	13,872	48,906	37,250
Corporate general and administrative	5,742	2,954	15,364	10,054
Hotel property acquisition costs	69	114	778	1,554
Loss on impairment of assets	3,614	1,369	4,274	1,369
Total expenses	94,448	72,092	264,042	194,457

Operating income	14,808	10,082	40,283	26,545

Other income (expense)
Interest expense	(6,839)	(5,948)	(20,045)	(14,877)
Other income (expense)	797	(184)	1,083	82
Total other expense, net	(6,042)	(6,132)	(18,962)	(14,795)

Income from continuing operations before income taxes	8,766	3,950	21,321	11,750

Income tax expense	(427)	(1,120)	(834)	(1,269)

Income from continuing operations	8,339	2,830	20,487	10,481

Income (loss) from discontinued operations	(59)	(3,410)	278	(2,508)

Net income (loss)	8,280	(580)	20,765	7,973

Income (loss) attributable to non-controlling interests:
Operating partnership	50	(213)	101	(108)
Joint venture	-	272	1	324

Net income (loss) attributable to Summit Hotel Properties, Inc.	8,230	(639)	20,663	7,757

Preferred dividends	(4,147)	(4,147)	(12,441)	(10,443)

Net income (loss) attributable to common stockholders	$4,083	$(4,786)	$8,222	$(2,686)

Weighted average common shares outstanding:
Basic	85,303	68,157	85,192	65,460
Diluted	85,916	68,614	85,704	65,854

SUMMIT HOTEL PROPERTIES, INC.
Discontinued Operations Summary
Amounts in thousands
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Revenue	$847	$4,874	$3,128	$17,129

Hotel operating expenses	746	3,653	2,304	12,915
Depreciation and amortization	4	555	13	1,990
Loss on impairment of assets	-	5,785	400	7,285

Operating income (loss)	97	(5,119)	411	(5,061)
Interest expense	-	24	-	174
Other expense (income)	188	783	171	(877)

Income (loss) before taxes	(91)	(5,926)	240	(4,358)

Income tax benefit	32	2,516	38	1,850

Income (loss) from discontinued operations	$(59)	$(3,410)	$278	$(2,508)

Income (loss) from discontinued operations attributable to non-controlling interest	$(1)	$(152)	$3	$(110)

Income (loss) from discontinued operations attributable to common stockholders	$(58)	$(3,258)	$275	$(2,398)

SUMMIT HOTEL PROPERTIES, INC.
Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations
Amounts in thousands except per common unit
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Net income (loss)	$8,280	$(580)	$20,765	$7,973
Preferred dividends	(4,147)	(4,147)	(12,441)	(10,443)
Depreciation and amortization	16,835	14,427	48,919	39,240
Loss on impairment of assets	3,614	7,154	4,674	8,654
(Gain) loss on disposal of assets	(256)	778	(284)	(888)
Non-controlling interest in joint venture	-	(272)	(1)	(324)
Adjustments related to joint venture	-	(83)	(204)	(222)
Funds From Operations	$24,326	$17,277	$61,428	$43,990
Per common unit	$0.28	$0.24	$0.71	$0.64

Equity based compensation	$1,075	$346	$2,843	$1,616
Hotel property acquisition costs	69	114	778	1,554
Debt transaction costs	-	103	-	112
(Gain) loss on derivative	(1)	-	-	(2)
Expenses related to improvement of internal controls	-	-	956	-
Expenses related to the transition of directors and executive officers	220	-	783	-
Adjusted Funds From Operations	$25,689	$17,840	$66,788	$47,270
Per common unit	$0.30	$0.25	$0.77	$0.69

Weighted average diluted units [1]	86,942	71,374	86,755	68,870

[1]

The Company includes the outstanding common units of limited partnership interest (“OP units”) in Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

SUMMIT HOTEL PROPERTIES, INC.
Reconciliation of Net Income to Non-GAAP Measures – EBITDA
Amounts in thousands
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Net income (loss)	$8,280	$(580)	$20,765	$7,973
Depreciation and amortization	16,835	14,427	48,919	39,240
Interest expense	6,839	5,972	20,045	15,051
Interest income	(337)	(16)	(509)	(52)
Income tax expense (benefit)	395	(1,396)	796	(581)
Non-controlling interest in joint venture	-	(272)	(1)	(324)
Adjustments related to joint venture	-	(152)	(204)	(397)
EBITDA	$32,012	$17,983	$89,811	$60,910

Equity based compensation	$1,075	$346	$2,843	$1,616
Hotel property acquisition costs	69	114	778	1,554
Loss on impairment of assets	3,614	7,154	4,674	8,654
Debt transaction costs	-	103	-	112
(Gain) loss on disposal of assets	(256)	778	(284)	(888)
(Gain) loss on derivatives	(1)	-	-	(2)
Expenses related to improvement of internal controls	-	-	956	-
Expenses related to the transition of directors and executive officers	220	-	783	-
ADJUSTED EBITDA	$36,733	$26,478	$99,560	$71,956

SUMMIT HOTEL PROPERTIES, INC.
Pro Forma [1] Operational and Statistical Data
Amounts in thousands except operating metrics
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Revenues:
Room revenue	$105,784	$91,789	$301,698	$270,718
Other hotel operations revenue	6,407	5,760	18,757	17,256
Total revenue	112,191	97,549	320,455	287,974

Expenses:
Hotel operating expenses
Rooms	27,282	24,334	79,964	76,318
Other direct	15,911	14,192	42,704	36,540
Other indirect	27,371	24,414	82,094	73,137
Total operating expenses	70,563	62,940	204,762	185,995

Hotel EBITDA	$41,627	$34,609	$115,694	$101,978

	2013	2014			Trailing twelve months ended September 30, 2014
	Q4	Q1	Q2	Q3
Room revenue	$85,536	$91,255	$104,659	$105,784	$387,234
Other revenue	6,065	5,898	6,453	6,407	24,823
Total revenue	$91,601	$97,152	$111,113	$112,191	$412,056

Hotel EBITDA	$29,152	$32,625	$41,442	$41,627	$144,845
EBITDA margin	31.8%	33.6%	37.3%	37.1%	35.2%

Rooms occupied	741,476	752,866	842,165	846,336	3,182,843
Rooms available	1,064,777	1,041,660	1,054,182	1,066,181	4,226,800

Occupancy	69.6%	72.3%	79.9%	79.4%	75.3%
ADR	$115.36	$121.21	$124.27	$124.99	$121.66
RevPAR	$80.33	$87.60	$99.28	$99.22	$91.61

[1]

Pro forma information includes operating results for 91 hotels owned as of September 30, 2014 as if each hotel had been owned by the Company since January 1, 2013. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

SUMMIT HOTEL PROPERTIES, INC.
Pro Forma [1] and Same-Store [2] Statistical Data
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
Total Portfolio (91 hotels)	2014	2013	2014	2013
Rooms occupied	846,336	788,520	2,441,367	2,326,841
Rooms available	1,066,181	1,064,747	3,162,023	3,159,822

Occupancy	79.4%	74.1%	77.2%	73.6%
ADR	$124.99	$116.41	$123.58	$116.35
RevPAR	$99.22	$86.21	$95.41	$85.68

Occupancy growth	7.2%		4.8%
ADR growth	7.4%		6.2%
RevPAR growth	15.1%		11.4%

	Three months ended September 30,		Nine months ended September 30,
Same-Store (66 hotels)	2014	2013	2014	2013
Rooms occupied	548,578	525,530	1,586,270	1,532,386
Rooms available	695,704	694,723	2,063,293	2,061,635

Occupancy	78.9%	75.6%	76.9%	74.3%
ADR	$113.71	$106.54	$111.94	$105.69
RevPAR	$89.67	$80.59	$86.06	$78.56

Occupancy growth	4.2%		3.4%
ADR growth	6.7%		5.9%
RevPAR growth	11.3%		9.5%

[1]

Pro forma information includes operating results for 91 hotels owned as of September 30, 2014 as if each hotel had been owned by the Company since January 1, 2013. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

[2]

Same-store information includes operating results for 66 hotels owned by the Company as of January 1, 2013 and at all times during the three-month and nine-month periods ended September 30, 2014 and 2013.

Non-GAAP Financial Measures

FFO and Adjusted FFO (“AFFO”)

As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), funds from operations (“FFO”) represents net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, impairment, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and impairment losses, it provides a performance measure that, when compared year over year, reflects the effect to operations from trends in occupancy, room rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs from the NAREIT definition and may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs because the amount of depreciation and amortization we add back to net income or loss includes amortization of deferred financing costs and amortization of franchise royalty fees. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

We further adjust FFO for certain additional items that are not included in the definition of FFO, such as hotel transaction and pursuit costs, equity based compensation, loan transaction costs, prepayment penalties and certain other expenses, which we refer to as AFFO. We believe that AFFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

We caution investors that amounts presented in accordance with our definitions of FFO and AFFO may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO and AFFO should be considered along with, but not as an alternative to, net income (loss) as a measure of our operating performance. FFO and AFFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that FFO and AFFO can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable GAAP measure such as net income (loss). Above we have included a quantitative reconciliation of FFO and AFFO to the most directly comparable GAAP financial performance measure, which is net income (loss). Dollar amounts in such reconciliation are in thousands.

EBITDA and Adjusted EBITDA, and Hotel EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA as one measure in determining the value of acquisitions and dispositions. We further adjust EBITDA by adding back hotel transaction and pursuit costs, equity based compensation, impairment losses and certain other nonrecurring expenses. We believe that adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to discontinued operations, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, adjusted EBITDA and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate this non-GAAP measure in the same manner. EBITDA, adjusted EBITDA and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, adjusted EBITDA and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, adjusted EBITDA and hotel EBITDA can enhance your understanding of our financial condition and results of operations, this non-GAAP financial measure is not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above we include a quantitative reconciliation of EBITDA, adjusted EBITDA and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss). Dollar amounts in such reconciliation are in thousands.

CONTACT:
Summit Hotel Properties, Inc.
Elisabeth Eisleben, 512-538-2306
Director of Investor Relations
eeisleben@shpreit.com